AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 2000

                                                  REGISTRATION NO. 333-84683

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                          ------------------------


                     POST-EFFECTIVE AMENDMENT NO. 2 TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                          ------------------------


                      TUMBLEWEED COMMUNICATIONS CORP.
           (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                  94-3336053
(State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization

                             700 SAGINAW DRIVE
                       REDWOOD CITY, CALIFORNIA 94063
       (Address, Including Zip Code, of Principal Executive Offices)

                          ------------------------


   WORLDTALK COMMUNICATIONS CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN
                         (Full Title of the Plans)

                          BERNARD J. CASSIDY, ESQ.
               VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                      TUMBLEWEED COMMUNICATIONS CORP.
                             700 SAGINAW DRIVE
                       REDWOOD CITY, CALIFORNIA 94063
                  (Name and Address of Agent for Service)

                               (650) 216-2000
       (Telephone Number, Including Area Code, of Agent for Service)

                          ------------------------


                                  Copy to:

                           GREGORY C. SMITH, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                      525 UNIVERSITY DRIVE, SUITE 220
                        PALO ALTO, CALIFORNIA 94301

                          ------------------------


                      CALCULATION OF REGISTRATION FEE


TITLE OF SECURITIES            AMOUNT TO BE     PROPOSED MAXIMUM          PROPOSED MAXIMUM         AMOUNT OF
TO BE REGISTERED                REGISTERED       OFFERING PRICE          AGGREGATE OFFERING    PRREGISTRATION FEE
                                                   PER SHARE              PRICE PER SHARE

To be issued under                75,000             N/A                   $608,577.86(1)           $160.66
Worldtalk Communications
Corporation 1996 Employee
Stock Purchase Plan
Common Stock, par value
$0.001 per share

---------------------------   --------------   -------------------       ------------------     ---------------

(1) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee.
    The computation of the maximum aggregate offering price is based on the quotient of the fair market value of Worldtalk
    Communication Corporation's ("Worldtalk") common stock, multiplied by 85%, which is the percentage of the fair market value applicable to purchases under the Plan, divided by 0.26, which is the exchange ratio provided under the Agreement and Plan of Merger between the Registrant, Keyhole Acquisition Corp. and Worldtalk.


   The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.




                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1  PLAN INFORMATION. *

ITEM 2  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *

*The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3INCORPORATION OF DOCUMENTS BY REFERENCE.

      Tumbleweed Communications Corp. (the "Company" or the "Registrant") hereby incorporates by reference the following documents:

      (a) The Registrant's Annual Report on Form 10-K filed on March 30, 2000 pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains audited consolidated financial statements for the Registrant's latest fiscal year for which such statements have been filed.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

      (c) The description of the Registrant's Common Stock contained in Amendment No. 1 to the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission under Section 12 of the Exchange Act on August 2, 1999, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after filing of the Registration Statement and, prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded will not be deemed to constitute a part of the Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Skadden, Arps, Slate, Meagher & Flom LLP will issue an opinion about the validity of the shares of the Company's Common Stock offered hereby. Two attorneys at Skadden, Arps beneficially own a total of approximately 40,244 shares of the Company's Common Stock, of which approximately 39,146 shares are owned by Gregory C. Smith, brother of Jeffrey C. Smith, the President and Chief Executive Officer of the Company and Chairman of its board of directors.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

      Section 145 of the DGCL provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, agent or employee of the Company or is or was serving at the Company's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' ties, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (a) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if the person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

      Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

      The Company's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to the Company or its stockholders;

     o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     o under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

     o for any transaction from which the director derived an improper personal benefit.

      These provisions are permitted under Delaware law.

      The Company's Amended and Restated Bylaws provide that the Company must:

     o indemnify its directors and officers to the fullest extent permitted by Delaware law;

     o indemnify its other employees and agents to the same extent that it indemnified its officers and directors, unless otherwise determined by the Company's board of directors; and

     o advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware Law.


      The indemnification provisions contained in the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of this status.

      The Company has entered or intends to enter into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Company's bylaws. These agreements, among other things, will provide for indemnification of the Company's directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of the person's services as a director or executive officer or at the Company's request. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

      See Exhibit Index.

ITEM 9   UNDERTAKINGS.

      1.    The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment to this Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission, or the Commission, by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 28th day of April, 2000.

                                    TUMBLEWEED COMMUNICATIONS CORP.


                                    By: /s/ Bernard J. Cassidy
                                       ----------------------------
                                          Bernard J. Cassidy
                                          Vice President, General Counsel
                                          and Secretary

            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on April 28, 2000.


            *                 Chairman of the Board, President and Chief
------------------------        Executive Officer (Principal Executive Officer)
   Jeffrey C. Smith


 /s/ Joseph C. Consul         Vice President - Finance and Chief Financial
------------------------        Officer (Principal Financial Officer and
    Joseph C. Consul            Principal Accounting Officer)


            *                 Director
------------------------
   David F. Marquardt


            *                 Director
-------------------------
   Timothy C. Draper


            *                 Director
------------------------
   Eric J. Hautemont


*By: /s/ Joseph C. Consul
     ------------------------
      Joseph C. Consul
      Attorney-in-Fact



                                 EXHIBIT INDEX

Exhibit No.   Description of Exhibit

   4.1*       Specimen Common Stock Certificate

   4.2* Investors' Rights Agreement, dated as of February 26, 1999, among the Registrant, the Founders, and the holders of the Registrant's preferred stock

   4.3* Warrant to Purchase Stock, dated November 30, 1998, issued to Silicon Valley Bank

   4.4*       Amended and Restated Certificate of Incorporation of the Company

   4.5*       Amended and Restated By-laws of the Company

   4.6* Amended and Restated Investors' Rights Agreement, dated as of February 26, 1999, among the Registrant, the Founders, and the holders of the Registrant's preferred stock

    5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered

   23.1       Consent of KPMG LLP

   23.2       Consent of Skadden, Arps, Slate, Meagher & Flom LLP
              (included in Exhibit 5.1)

   24.1*      Power of Attorney

   99.1* 1993 Stock Option Plan, as amended, and form of agreements thereunder

   99.2* 1999 Omnibus Stock Incentive Plan and form of stock option thereunder

   99.3*      1999 Employee Stock Purchase Plan

   99.4*      Worldtalk Communications Corporation 1996 Equity Incentive Plan

   99.5*      Worldtalk Communications Corporation 1996 Directors Stock
              Option Plan

   99.6*      Worldtalk Communications Corporation 1992 Stock Option Plan

   99.7* Agreement and Plan of Merger, dated as of November 18, 1999, among Tumbleweed Communications Corp., Keyhole Acquisition Corp. and Worldtalk Communications Corporation (incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form S-4 filed on December 7, 1999)

   99.8       Worldtalk Communications Corporation 1996 Employee Stock
              Purchase Plan

* Previously filed.